Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vaccitech plc

Didcot, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vaccitech plc of our report dated March 25, 2022, relating to the consolidated financial statements of Vaccitech plc, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 24, 2023